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                                                                    EXHIBIT 10.1


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                         LIMITED PARTNERSHIP AGREEMENT


                                      of


                        PW PARTNERS 1993 DEDICATED L.P.


                                     Among


                            THE PARTIES NAMED HERETO


                          Dated as of January 6, 1994


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THE LIMITED PARTNERSHIP INTERESTS EVIDENCED BY THIS PARTNERSHIP AGREEMENT AND
THE SECURITIES TO BE HELD BY THE PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAW AND MUST BE HELD INDEFINITELY UNLESS SOLD IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS.

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                         LIMITED PARTNERSHIP AGREEMENT

                                       of

                        PW PARTNERS 1993 DEDICATED L.P.


                               Table of Contents
                               -----------------

                                                                           Page
                                                                           ----

ARTICLE I.                      DEFINITIONS AND TERMS...........             1

   Section 1.01.                Definitions.....................             1
   Section 1.02.                Terms Generally.................             9

ARTICLE II.                     THE PARTNERSHIP.................            10

   Section 2.01.                Name............................            10
   Section 2.02.                Term............................            10
   Section 2.03.                Principal Place of Business.....            11
   Section 2.04.                Registered Office in Delaware...            11
   Section 2.05.                Names and Addresses of the
                                  Partners......................            11
   Section 2.06                 Transfer of PWG Common
                                  and Option...................             11

ARTICLE III.                    PURPOSE AND POWERS..............            11

   Section 3.01.                Purpose and Powers..............            11

ARTICLE IV.                     MANAGEMENT AND CONTROL..........            14

   Section 4.01.                Authority of General Partner....            14
   Section 4.02.                Expenses........................            15
   Section 4.03.                No Compensation to General
                                  Partner.......................            15

ARTICLE V.                      CAPITAL CONTRIBUTIONS...........            15

   Section 5.01.                Capital Contributions...........            15

ARTICLE VI.                     ALLOCATIONS AND DISTRIBUTIONS...            16

   Section 6.01.                Allocation of Income and Loss...            16
   Section 6.02.                Liability of General and
                                  Limited Partners..............            17
   Section 6.03.                Allocations for Tax Purposes....            18
   Section 6.04.                Valuation.......................            19
   Section 6.05.                Distributions...................            21


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

                                                                           Page
                                                                           ----

ARTICLE VII.                    PARTNERS.........................           24

   Section 7.01.                Designation of Limited Partners..           24
   Section 7.02.                Acceleration of Applicable
                                  Date; Purchase of a Limited
                                  Partners's Interest............           25
   Section 7.03.                Transfer of a Limited Partner's
                                  Interest.......................           27
   Section 7.04.                Admission or Substitution of
                                  New Limited Partners...........           28
   Section 7.05.                Admission of Substitute or
                                  Additional General Partners....           29
   Section 7.06.                Withdrawal of a Limited or
                                  General Partner................           30
   Section 7.07.                Final Events With Respect to a
                                  Partner........................           31
   Section 7.08.                Continuation of Partnership......           32
   Section 7.09.                Removal of General Partner.......           32
   Section 7.10.                Compliance with Law..............           33

ARTICLE VIII.                   WINDING-UP AND DISSOLUTION OF
                                  THE PARTNERSHIP................           34

   Section 8.01.                Winding-Up and Dissolution.......           34
   Section 8.02.                Amounts Reserved.................           35

ARTICLE IX.                     REPORTS TO PARTNERS..............           36

   Section 9.01.                Books of Account.................           36
   Section 9.02.                Audit and Report.................           36
   Section 9.03.                Fiscal Year......................           37

ARTICLE X.                      MISCELLANEOUS....................           38

   Section 10.01.               Governing Law....................           38
   Section 10.02                Understanding of Limited
                                  Partners.......................           38
   Section 10.03.               Indemnification and Related
                                  Matters........................           38
   Section 10.04.               Notice...........................           39
   Section 10.05                Counterparts.....................           40
   Section 10.06.               Completeness and Amendments......           40
   Section 10.07.               Power of Attorney................           40


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                                       1




                        PW PARTNERS 1993 DEDICATED L.P.



                   LIMITED PARTNERSHIP AGREEMENT dated as of
               January 6, 1994 among PAINEWEBBER PARTNERS INC., a Delaware corporation, as General Partner, and the persons signing this Agreement as Limited Partners.

               The Partners, in consideration of their mutual covenants herein contained, hereby agree to become partners and to form a limited partnership (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") upon the filing for record of the Certificate of Limited Partnership in the office of the Secretary of State as required by Section 17-201 of the Delaware Act, for the purpose and duration, and upon the terms and conditions, hereinafter set forth, and further hereby mutually covenant and agree as follows:

                                   ARTICLE I

                             Definitions and Terms

               1.01. Definitions. For the purposes of this Agreement, the following terms have the corresponding meanings, except as otherwise specifically provided herein:

               "Acquiring Person" means any "person," as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than PWG, PWI or any employee benefit plan


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                                       2

       sponsored by PWG or PWI, who becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 20% or more of the Voting Stock of PWG or PWI; provided, however, that in the case of any "person" who on the date of this Agreement owned 5% or more of the Voting Stock of PWG, only acquisitions by such "person" occurring after such date shall be taken into account in determining whether or not such "person" is an Acquiring Person.

               "Affiliate" means, with respect to a Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.

               "Applicable Date" means December 10, 1997, unless accelerated pursuant to Section 7.02.

               "Bankruptcy" means, with respect to a Person, the occurrence of any of the following events: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of his assets; (ii) the filing by such Person of a voluntary petition in bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they become due; (iii) the inability of such Person to pay his debts as such debts become due; (iv) the making by such Person of a general assignment for the benefit of creditors; (v) the filing by such Person of an


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                                       3

       answer admitting the material allegations of, or his consenting to, or defaulting in answering, a bankruptcy petition filed against him in any bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or appointing a trustee or custodian of his assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive days.

               "Bonus Compensation Payment" means a payment equal to the cash dividend per share declared and payable on PWG Common multiplied by the number of shares of PWG Common subject to the Option on the record date for such cash dividend.

               "Capital Account" means, with respect to a Partner, an account maintained for such Partner to which is credited such Partner's contributions to the Partnership and any net income allocated to such Partner pursuant to Section 6.01 and from which is debited any distributions to such Partner and any net losses allocated to such Partner pursuant to Section 6.01. In the case of any distribution in kind, Capital Accounts will be adjusted as if the asset distributed had been sold and the proceeds distributed in cash, and any resulting gain or loss on such sale will be allocated pursuant to Section 6.01.

               "Capital Contribution" means, with respect to a

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       Partner, the contribution of capital to the Partnership made by such
       Partner in accordance with Section 5.01.


               "Capital Gain (Loss)" means, with respect to the sale or other disposition of PWG Common, the Option or any other Investment or asset, the amount, if any, by which: (i) the proceeds of such sale or other disposition, plus any interest, dividends or other income received with respect to such Investment or other asset (unless such amounts previously have been distributed to the Partners entitled thereto), exceed (are less than) (ii) the cost or other basis of such Investment or other asset to the Partnership, plus any expenses incurred with respect thereto.

               "Capital Percentage" means, with respect to a Partner, the percentage that the Capital Account of such Partner bears to the sum of all Capital Accounts.

               "Capital Schedule" means a capital schedule distributed pursuant to Section 5.01(a).

               "Certificate of Limited Partnership" means the Certificate of Limited Partnership dated and filed with respect to the Partnership for record in the Office of the Secretary of State of Delaware on January 6, 1994 pursuant to Section 17-201 of the Delaware Act.

               A "Change in Control" shall be deemed to have occurred if:

                    (i)  any Person becomes an Acquiring Person;

                   (ii) a majority of the Board of Directors of PWG ("PWG Board") at any time consists of individuals

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                                       5

               elected to membership at a PWG Board meeting or a PWG shareholders' meeting other than individuals nominated or approved by a majority of the Disinterested Directors;

                  (iii) PWG adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

                   (iv) all or substantially all the business of PWI is disposed of pursuant to a merger, consolidation or other transaction (other than a merger, consolidation or other transaction with a company of which 50% or more of the Voting Stock is owned, directly or indirectly, by PWG both before and immediately after the merger, consolidation or other transaction) in which PWI is not the surviving corporation or PWG is materially or completely liquidated; or

                    (v) PWG or PWI combines with another company and is the surviving corporation but, immediately after the combination, the Persons who were shareholders of PWG immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

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                                       6

                    "Code" means the Internal Revenue Code of 1986, as from time to time amended and in effect.

                    "Compensation Committee" means the Compensation Committee of the PWG Board.

                    "Contribution Date" means the date falling in January 1994, fixed by the General Partner in its discretion, on which Capital Contributions are to be made by the Limited Partners.

                    "Disinterested Director" means any member of the PWG Board who (i) is not an officer or employee of PWG, PWI or any of their subsidiaries, (ii) is not an Acquiring Person or an affiliate or associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such affiliate or associate, and (iii) was a member of the PWG Board prior to the date of this Agreement or was recommended for election or elected by a majority of the Disinterested Directors then on the PWG Board.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    "Final Event" means the death, adjudication of incompetency,
                Bankruptcy, liquidation, dissolution or withdrawal from the Partnership of any Partner.

                    "General Partner" means the Person named herein as General
                Partner or any Person admitted as an additional or substitute General Partner, so long as such Person shall remain a General Partner.

                    "Investments" means PWG Common, the Option, any

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                                       7

                securities other than PWG Common delivered upon exercise of the Option, any securities or other property distributed in respect of PWG Common or that may be acquired pursuant to rights distributed in respect of PWG Common, short-term investments commonly regarded as moneymarket investments, bank deposits and cash.

                    "Limited Partner" means any of the Persons named herein as
                Limited Partners or any other Person admitted as an additional or substitute Limited Partner, as long as such Person remains a Limited Partner.

                    "Limited Partnership Percentage" means, with respect to any
                Limited Partner, the Capital Account of such Limited Partner divided by the Capital Accounts of all the Limited Partners. For the purpose of this definition, all Limited Partnership Interests held by the General Partner shall be excluded.

                    "Net Capital Gain" means the sum of all Capital Gains
                realized by the Partnership on or prior to a given date, less the sum of the following:

                         (i) all Capital Losses or, without duplication, other losses realized by the Partnership on or prior to such date; plus

                        (ii) a reserve established by the General Partner in its discretion for unrealized losses; plus

                       (iii) the aggregate amount of all cash distributions previously made to the Limited Partners in accordance with
                    Section 6.05(a).

                    "Net Value" means, with respect to any Investment as

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                                       8

                    of any date: (i) the value of the Investment on such date, as determined in accordance with Section 6.04, minus (ii) the sum of the indebtedness incurred by the Partnership with respect to such Investment, whether or not secured by the Investment and with or without recourse to the Partnership.

                           "Operative Date" means the date, if any, following a
                    Change in Control that has been designated in a resolution adopted by a majority of the Disinterested Directors, in their sole discretion, as the Operative Date.

                           "Option" means the contractual right to be granted by
                    PWG to the Partnership to acquire up to 1,000,000 shares of PWG Common at $28.00 per share, to be exercisable in whole or in part at any time on or after the Applicable Date through December 31, 2003.

                           "PaineWebber" means PWG or any Affiliate of PWG.

                           "Partner" means any Person who is a partner in the
                    Partnership, whether a General Partner or a Limited Partner.

                           "Person" means any individual, corporation,
                    partnership, association, trust, joint stock company or unincorporated organization.

                           "PWG" means Paine Webber Group Inc., a Delaware
                    corporation.

                           "PWG Common" means the common stock, par value $1.00,
                    of PWG.

                           "PWI" means PaineWebber Incorporated, a Delaware
                    corporation.


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                                       9

                           "Senior Limited Partners" means the three individual
                    Limited Partners who have the largest Limited Partnership Percentages on the Operative Date. If more than three individuals have such Limited Partnership Percentages (e.g., two or more individual Limited Partners hold the third highest interest), then all such individuals shall be Senior Limited Partners. If three or fewer individuals are Limited Partners on the Operative Date, then such remaining individual Limited Partners shall be Senior Limited Partners.

                           "Successor in Interest" means, with respect to a
                    Partner (whether such position is acquired or held by operation of law or otherwise), any (i) trustee, custodian, receiver or other Person acting in any bankruptcy or reorganization proceeding with respect to such Partner; (ii) assignee for the benefit of the creditors of such Partner;
                    (iii) trustee, receiver or other fiduciary acting for or with respect to the dissolution, liquidation or termination of such Partner; (iv) executor, administrator, committee or other legal representative of such Partner; or (v) other successor or assign of such Partner.

                           "Voting Stock" means the capital stock of any class
                    or classes of a corporation having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of such corporation.

               1.02. Terms Generally. Any definition in Section 1.01 applies equally to both the singular and plural forms of

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                                       10

the terms defined. If the context requires, any pronoun includes its masculine, feminine and neuter forms. Each of the words "include," "includes" and "including" is deemed to be followed by the phrase "without limitation." All terms herein that relate to accounting matters are to be interpreted in accordance with generally accepted accounting principles as in effect from time to time. All references to "Sections" and "Articles" refer to Sections and Articles of this Agreement, unless otherwise specified. The words "hereof," "herein" and similar terms relate to this Agreement.

                                   ARTICLE II

                                The Partnership

               2.01. Name. The Partnership will conduct its activities under the name "PW Partners 1993 Dedicated L.P." The General Partner will have the power at any time to change the name of the Partnership. The General Partner will give prompt notice of any such change to each Limited Partner.

               2.02. Term. The Partnership will commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of Delaware and will continue in existence through the close of business on December 31, 2003, unless sooner terminated pursuant to the provisions Section
7.08 or Section 8.01(a). At any time on or prior to December 31, 2003, the General Partner may extend the Partnership for up to five years if the General Partner deems such extension desirable to permit the orderly liquidation of the Partnership or otherwise to further the purposes of the

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                                       11

Partnership.

               2.03. Principal Place of Business. The principal place of business of the Partnership will be 1285 Avenue of the Americas, New York, New York 10019, or such other place, within or without the State of Delaware, as may be designated by the General Partner from time to time. The General Partner will give prompt notice of any change to each Limited Partner.

               2.04. Registered Office in Delaware. The address of the Partnership's registered office in Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Partnership's registered agent at such address is The Corporation Trust Company.

               2.05. Names and Addresses of the Partners. The name and residence address of each Partner is as set forth opposite his signature.

               2.06. Transfer of PWG Common and Option. By signing this Agreement each Limited Partner acknowledges his instructions to PWG that the shares of PWG Common and the interest in the Option issued for the account of such Limited Partner be transferred directly to the Partnership in lieu of being issued to such Limited Partner and subsequently transferred by such Limited Partner to the Partnership.

                                  ARTICLE III

                               Purpose and Powers

               3.01. Purpose and Powers. The purpose of the Partnership is (a) to acquire and hold shares of PWG Common, the Option and, upon exercise of the Option, the securities to

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                                       12

be delivered upon such exercise, (b) to realize Capital Gains upon an increase in the market price of PWG Common, and (c) to distribute to the Limited Partners the Option, fractional interests in the Option and any and all shares of PWG Common remaining after the whole or partial exercise of the Option and payment of the exercise price of the Option. In furtherance of this purpose, the Partnership will have all powers necessary, suitable or convenient to accomplish this purpose, alone or with others, as principal or agent, including the following:

            (i) to buy or otherwise acquire, hold and sell the Option, PWG Common, any other securities to be delivered upon exercise of the Option and any other Investments, or any combination thereof, whether any of the foregoing are readily marketable or not;

           (ii) to exercise the Option, in whole or in part, at any time during the term thereof and to pay or cause the payment of the exercise price of the Option in whole or in part;

          (iii) to distribute to the Limited Partners PWG Common, or any dividends or other distributions received by the Partnership in respect thereof, fractional interests in the Option, any other securities received upon exercise of the Option and any other Investments or assets of the Partnership, or any combination thereof;

           (iv) to invest and reinvest any cash assets of the Partnership in Investments;

            (v)   to borrow money from time to time, issue

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                                       13

       promissory notes or other evidences of indebtedness and secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge or the granting of a security interest in any of the property of the Partnership;

           (vi) to lend any of its property or funds, either with or without security, at any legal rate of interest or without interest;

          (vii) to have and maintain one or more offices within or without the State of Delaware, and in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

         (viii) to open, maintain, effect transactions in, and close securities, commodities and futures accounts, including both cash and margin accounts, with brokers, dealers, merchants and any other person authorized to conduct any such business;

           (ix) to open, maintain and close bank accounts and draw checks and other orders for the payment of monies;

            (x) to engage and compensate accountants, custodians, investment advisers, attorneys and any and all other advisers, agents and assistants, both professional and nonprofessional, as may be necessary or advisable;

           (xi) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to carrying out its purpose; and

          (xii) to sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment with respect to claims against the Partnership, and to execute all documents and make all representations, admissions and waivers in connection therewith.


                                   ARTICLE IV

                             Management and Control

               4.01. Authority of General Partner. (a) The management and operation of the Partnership and the formulation and execution of investment policy will be vested exclusively in the General Partner. In its sole discretion, the General Partner will exercise all powers necessary or convenient for the purposes of the Partnership, including those enumerated in or implied by
Section 3.01, on behalf and in the name of the Partnership. If at any time the Partnership has two or more General Partners, each such General Partner will have the full authority of the General Partner under this Agreement; provided, however, that any controversy among the General Partners will be resolved in favor of the General Partner or Partners having the greater interest in the Partnership (based upon Capital Contributions).

            (b)   A Limited Partner will have no right to, and will not, take part in the management or control of the Partnership's business or act or bind the Partnership, and will have only the rights and powers granted to Limited Partners herein.

            (c) No provision of this Agreement precludes any Partner or any Affiliate of any Partner from engaging in any activity whatsoever, including receiving compensation from issuers of securities for investment banking services, managing or advising with respect to investments, participating in investments, brokerage, consulting or advisory arrangements, or acting as an adviser to or a participant in any corporation, partnership, trust or other business entity or from receiving compensation or profit therefor.

               4.02. Expenses. The General Partner will bear and pay all the expenses of the Partnership, excluding (i) costs and expenses directly related to the purchase or sale of the Option, PWG Common, or other Investments by the Partnership (including brokerage fees and commissions, transfer taxes and costs relating to the registration or qualification for sale of the Option, PWG Common or any other Investments); and (ii) any Federal, state, local or other taxes of the Partnership.

               4.03. No Compensation to General Partner. The General Partner will not receive any fees or other compensation for serving as such pursuant to this Agreement.


                                   ARTICLE V

                             Capital Contributions

               5.01. Capital Contributions. (a) Prior to the Contribution Date, the General Partner will prepare and

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                                       16

distribute to each prospective Limited Partner designated pursuant to Section
7.01 a Capital Schedule stating the Capital Contribution of such prospective Limited Partner. The General Partner will promptly notify each such prospective Limited Partner of any change in such Capital Schedule.

               (b) On or before the Contribution Date, (i) the General Partner will make a Capital Contribution to the Partnership in accordance with its Capital Schedule and (ii) each Limited Partner will make a Capital Contribution to the Partnership of the shares of PWG Common and the interest in the Option issued to him immediately prior thereto for an amount equal to the amount provided on his Capital Schedule in accordance with Section 2.06.


                                   ARTICLE VI

                         Allocations and Distributions

               6.01. Allocation of Income and Loss. (a) The net income (or net loss) of the Partnership will be determined in each fiscal year in accordance with the accounting methods followed by the Partnership for Federal income tax purposes and will be allocated among the Partners and credited to (or debited from) their respective Capital Accounts in accordance with their respective Capital Percentages.

               (b) The net loss allocated pursuant to Section 6.01(a) shall not exceed the maximum amount of net loss that can be so allocated and considered to have economic effect under Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

               (c) If, during any fiscal year or other period of the Partnership, any Limited Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a deficit in such Limited Partner's Capital Account balance (as defined for purposes of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and as determined after all other allocations provided for in this Section 6.01 have been tentatively made as if this Section 6.01(c) were not in this Agreement), there shall be allocated to such Partner a pro rata portion of each item of Partnership income, including gross income, and gain for such year in an amount and manner sufficient to eliminate such Partner's deficit Capital Account balance as quickly as possible. Notwithstanding any other provision of this Section 6.01, the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the preceding sentence were not part of the Agreement and all Partnership items were allocated pursuant to Sections 6.01(b) and (c).

               6.02. Liability of General and Limited Partners. (a) The General Partner will have unlimited liability for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership.

               (b) Each Limited Partner and former Limited Partner will be liable for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership allocable to him pursuant to Section 6.03, but only to the extent of his Capital Contribution. In no event will any Limited Partner or former Limited Partner be obligated to make any additional capital contribution to the Partnership in excess of his initial Capital Contribution, or have any liability in excess of his Capital Contribution for the satisfaction and discharge of the losses, liabilities and expenses of the Partnership.

               (c) Except as set forth in Section 6.01, a Partner will not have any obligation to the Partnership or to any other Partner to restore any negative balance in the Capital Account of such Partner. Until distribution of any such Partner's interest in the Partnership upon the dissolution of the Partnership, neither his Capital Account nor any part thereof will be subject to withdrawal or redemption except with the consent of the General Partner.

               6.03. Allocations for Tax Purposes. (a) All items of income, deduction and credit realized by or allowable to the Partnership will be determined and allocated among the Partners for Federal, state and local income tax purposes in the same manner as set forth in Section 6.01.

               (b) The General Partner will be the "tax matters partner" for all purposes of the Code and will have the power and authority to effect the allocations provided for in this Section 6.03 and to take such actions as the tax matters partner is required or permitted to take under the Code and to take all other actions that, in the good faith opinion of the

General Partner, are necessary or convenient for the Partnership to take to ensure compliance with the Code or any other applicable law or regulation. Notwithstanding any other provision of this Agreement to the contrary, if in the good faith opinion of the General Partner any of the allocations provided for in this Section 6.03 are prohibited by the Code or other applicable law or regulation or may subject the Partnership or any Partner to legal penalty or onerous condition, the General Partner will have the power and authority to modify any such allocation to the extent necessary to comply with the Code or other applicable law or regulation or to avoid such legal penalty or onerous condition.

               6.04. Valuation. For the purpose of determining Net Value, the value of the Option, any fractional interest in the Option, PWG Common, any other Investment or any other asset of the Partnership as of any date (or in the event such date is not a business day, as of the next preceding business day) will be determined as follows:

               (a) except as provided in clause (d) below, marketable Investments listed on a national securities exchange or as a "National Market Issue" in the National Association of Securities Dealers' Automated Quotation System will be valued at the last sales price on the date of valuation, or in the absence of a sale on such date, at the last bid price on the date of valuation;

               (b) except as provided in clause (d) below, marketable Investments traded in the over-the-counter market, but which are not "National Market Issues," will be valued at the last bid price as reported for the date of valuation;

               (c)  the option (or fractional interest therein) will be valued
       (i) prior to the Applicable Date, at $1.00, and (ii) on and after the Applicable Date, at the aggregate value on the valuation date of the securities to be delivered upon exercise of the Option (or fractional interest therein) (determined as provided in this Section 6.04), less the aggregate exercise price of the Option;

               (d) notwithstanding anything in this Section 6.04 to the contrary, any asset required to be sold by the Partnership at a specified price upon the occurrence of a contingent event will be valued at such price upon and after the occurrence of such event;

               (e)  all other assets will be valued at fair market value; and

               (f)  prior to the Applicable Date, except as provided in clause
       (d) above, any share of PWG Common held by the Partnership will be valued at a price per share equal to the lesser of (A) the original purchase price per share (i.e., $28.00) and (B) the fair market price of a share of PWG Common at the time of valuation, reduced, in either case, (but not less than zero) by the amount of the Bonus Compensation Payments or cash dividends previously paid on such shares.

               All valuation decisions made pursuant to this Section

6.04 will be made by the General Partner.

               6.05. Distributions. (a) All cash receipts of the Partnership with respect to any Capital Gain will be distributed as soon as practicable after the receipt thereof to the Partners in proportion to their respective Capital Accounts; provided, however, that the amount to be so distributed may not exceed the Net Capital Gain of the Partnership at the time of such distribution; and provided further that cash receipts needed for the payment of the exercise price of the Option will be used for that purpose and not distributed. Notwithstanding the previous sentence, prior to the Applicable Date, the General Partner will have authority to withhold any distribution provided for in this Section 6.05(a).

               (b) The General Partner will make distributions of cash, to the extent of the amount of cash then held by the Partnership, to the Partners for payment of applicable Federal, state and local taxes on any substantial amount of net realized taxable income not otherwise distributed to the Partners for any fiscal year of the Partnership. Such distributions will be disbursed as soon as possible after preparation and mailing of the report provided for in Section
9.02. The aggregate amount of any such distribution will be determined by the General Partner, except that, subject to the limitation in the first sentence of this Section 6.05(b), the minimum aggregate amount of such distribution will be the taxes that would be payable if the taxable income of the Partnership were all allocated to an individual subject to the then-prevailing maximum Federal, New York State and New York City tax rates (taking into account the extent to which the taxable income allocated by the Partnership was composed of long-term capital gains and the deductibility of state and local income taxes for Federal income tax purposes). Each such distribution will be allocated among the Partners in accordance with their respective Capital Percentages.

               (c) Upon the exercise of the Option in whole or in part and payment of the exercise price thereof, the General Partner will either (i) distribute to the Partners the shares of PWG Common then held by the Partnership or (ii) sell some or all such shares and distribute to the Partners the net cash received on account of such sale and any remaining shares of PWG Common then held by the Partnership.

               (d) Any cash dividends on PWG Common or Bonus Compensation Payments received by the Partnership will be distributed to the Partners in proportion to their respective Capital Accounts promptly after the receipt thereof by the Partnership.

               (e) In addition to distributions required by Sections 6.05(a) through 6.05(d), inclusive, the General Partner at any other time may make distributions to the Partners of cash, PWG Common, the Option, fractional interests in the Option or other Investments or assets or any combination thereof. Each such distribution will be allocated to the Partners in accordance with their respective Capital Accounts.

               (f)  If a Limited Partner receives a distribution of

PWG Common, the Option or a fractional interest in the Option prior to the Applicable Date, he will, as a condition to receiving such distribution, agree in writing that (i) he will not pledge, sell or otherwise dispose of such securities prior to the Applicable Date, except for transfers by will or pursuant to the laws of descent and distribution and (ii) if his employment by PaineWebber terminates prior to the Applicable Date for any reason whatsoever (other than death, permanent disability as determined by the Board of Directors of PWI, retirement pursuant to any then existing pension or retirement plan of PaineWebber or otherwise with the prior approval of the Compensation Committee), he will sell all such securities to the Partnership within 120 calendar days following such termination. The purchase price for such securities will be determined as follows: (x) for shares of PWG Common, the lesser of (A) the original purchase price per share (i.e., $28.00) and (B) the fair market price of a share of PWG Common at the time of repurchase, reduced, in either case, (but not less than zero), by the amount of the Bonus Compensation Payments or cash dividends previously paid on such shares, and (y) for the Option or a fractional interest in the Option, $1.00. All such securities will bear appropriate legends reflecting the foregoing provisions. Dissolution of the Partnership prior to the Applicable Date will not affect such Limited Partner's obligations under this Section 6.05(f).

               (g) In no event will any distribution be made to any Limited Partner in an amount greater than the amount in such

Limited Partner's Capital Account.

                                  ARTICLE VII

                                    Partners

               7.01. Designation of Limited Partners. (a) At any time prior to the Contribution Date, the General Partner may invite any other Person to become a Limited Partner by delivery of a Capital Schedule prepared in accordance with Section 5.01. Any Person so invited who agrees in writing prior to the Contribution Date to make the Capital Contribution set forth on such Capital Schedule will have the opportunity to do so, but no Person will be deemed to be a Limited Partner until he has made a Capital Contribution and been admitted to the Partnership pursuant to Section 7.04.

               (b) At the request of any employee of PaineWebber who has been invited by the General Partner to become a Limited Partner, the General Partner, in its sole discretion, may permit a trust designated by such employee to make the Capital Contribution for such person and to become a Limited Partner of the Partnership. If such a trust is admitted as a Limited Partner, all references herein to the termination of employment of a Limited Partner or to any Final Event with respect to a Limited Partner will be deemed to refer both to such trust and to the employee of PaineWebber who designated such trust. All references herein to an employee of PaineWebber will include consultants to PaineWebber and all references herein to employment by PaineWebber will include employment by PaineWebber as a consultant.

               (c) The General Partner's right to designate all the Limited Partners will be exercised in its sole discretion and will not be subject to challenge by any Limited Partner. The fact that a Limited Partner was a limited partner with respect to a previous partnership sponsored or established by PaineWebber does not confer upon him any right to be a Limited Partner of this Partnership.

               7.02. Acceleration of Applicable Date; Purchase of a Limited Partner's Interest. (a) The General Partner (acting unanimously, in the case of multiple General Partners), with the consent of the Compensation Committee, may at any time or from time to time accelerate the Applicable Date with respect to the Capital Accounts (in whole or in part) of all (but not less than all) of the Limited Partners.

               (b) Notwithstanding anything in Section 7.02(a) to the contrary, the Applicable Date will be automatically accelerated with respect to all of the Capital Accounts upon the occurrence of either of the following events:

               (i) a Change in Control and the declaration of an Operative Date; or

              (ii) the commencement of a tender offer to acquire 20% or more of the outstanding shares of PWG Common if such tender offer has not been approved by a majority of the Disinterested Directors.

               (c) If the employment of a Limited Partner by PaineWebber terminates for any reason whatsoever (other than death, permanent disability as determined by the Board of Directors of PWI, retirement pursuant to any then existing pension or retirement plan of PaineWebber or otherwise with the prior approval of the Compensation Committee) on or after the Applicable Date, the General Partner will have the right, but not the obligation, exercisable in its sole discretion and on written notice given within 120 calendar days of such termination, to purchase for cash such Limited Partner's interest in the Partnership (or if such Person has ceased to be a Limited Partner, his rights or the rights of his Successor in Interest, if any, to receive allocations and distributions with respect thereto) and any fractional interest in the Option distributed to such Limited Partner or his Successor in Interest, to the extent not exercised prior to the date such notice is given, for an amount equal to the sum of (A) such Limited Partner's share (based on his Capital Percentage) of the Net Value of all assets then held by the Partnership, plus (B) the value of any fractional interest in the Option held by such Limited Partner determined as provided in Section 6.04(c), calculated in each case as of the last business day of the Partnership's fiscal quarter in which such termination occurred.

               (d) If the employment of a Limited Partner by PaineWebber terminates for any reason whatsoever (other than death, permanent disability as determined by the Board of Directors of PWI, retirement pursuant to any then existing pension or retirement plan of PaineWebber or otherwise with the prior approval of the Compensation Committee) prior to the Applicable Date, the Partnership will purchase, and the Limited Partner agrees to sell, for cash such Limited

Partner's interest in the Partnership (or if such Person has ceased to be a Limited Partner, his rights or the rights of his Successor in Interest, if any, to receive distributions and allocations with respect thereto) within 120 calendar days following such termination for an amount equal to such Limited Partner's share (based on his Capital Percentage) of the assets then held by the Partnership, such share of assets to be valued at its Net Value.

               (e) Notwithstanding anything in this Agreement to the contrary, upon the purchase by the General Partner or the Partnership of a Limited Partner's interest in the Partnership (or his rights or the rights of his Successor in Interest, if any, to receive allocations and distributions with respect thereto) pursuant to Section 7.02(c) or (d), the General Partner shall have no interest in the Option in respect of such interest and the Option shall be allocated among the Partners without regard to such interest.

               7.03. Transfer of a Limited Partner's Interest. A Limited Partner may not sell, assign, mortgage, pledge or otherwise dispose of or transfer all or any part of his interest in the Partnership to any Person without the prior written consent of the General Partner; provided, however, that such consent will not be required in the case of a Successor in Interest described in clauses (i) through (iv) of the definition of "Successor in Interest" set forth in Section 1.01. No Person acquiring any Limited Partner's interest in the Partnership will become a Partner of the Partnership, or acquire such Limited Partner's right to participate in the affairs of the Partnership to the extent permitted herein, unless and until such person is admitted as a Limited Partner pursuant to Section 7.04. Such Person will, however, to the extent of the interest transferred to him, be entitled to such Limited Partner's share of allocations and distributions pursuant to
Article VI and VIII (subject to the rights of the General Partner or the Partnership to purchase such interest pursuant to Section 7.02(c) or 7.02(d) and to purchase certain securities distributed to such Limited Partner or such Person pursuant to Section 6.05(f)).

               7.04. Admission or Substitution of New Limited Partners. (a) The General Partner will admit as an additional Limited Partner any Person not already a Limited Partner who makes a Capital Contribution in accordance with
Section 5.01. The General Partner also has the right, in its sole discretion, to admit as a substitute or additional Limited Partner any Person who acquires in accordance with this Agreement the interest in the Partnership, or any part thereof, of a Limited Partner. The admission of any Person as a substitute or additional Limited Partner must be in writing signed by the General Partner and will not be effective until such Person's written acceptance and adoption of all the terms and provisions of this Agreement is received by the General Partner. The General Partner's failure or refusal to admit a transferee (as to whom the General Partner has given his written consent pursuant to Section 7.03) as a substitute or additional Limited Partner will not affect the right of such transferee to receive allocations and distributions pursuant to Articles VI and VIII to which his predecessor in interest was entitled.

               (b) If the General Partner permits a Limited Partner to transfer all or part of such Limited Partner's interest to a trust designated by such Limited Partner, and the General Partner admits such trust into the Partnership as a Limited Partner, all references herein to the termination of employment of a Limited Partner or to any Final Event with respect to a Limited Partner will be deemed to refer both to such trust and to the employee of PaineWebber who transferred such interest to such trust.

               (c) A transferee who is admitted as a substitute or additional Limited Partner pursuant to this Section 7.04 will reimburse the General Partner for any out-of-pocket expenses incurred by it directly as a result of such transferee's admission to the Partnership.

               7.05.  Admission of Substitute or Additional General Partners.
(a) Except as otherwise provided in this Article VII, a Person other than PaineWebber will be admitted to the Partnership as a General Partner only if (i) such admission will not cause the termination of the Partnership or result in the Partnership being classified as other than a partnership for Federal income tax purposes, and (ii) such Person is designated in writing by Limited Partners having a 66-2/3% interest in the Partnership (based upon Limited Partnership Percentages).

               (b)  Subject to Section 7.05(a), the admission of a

Person to the Partnership as a General Partner will become effective when such Person has agreed in writing to adopt and accept this Agreement and to be bound by all its terms and provisions as a General Partner.

               (c) Notwithstanding any other provision of this Agreement, on the Operative Date the then General Partner(s) automatically will be deemed to have been removed as such without any further action of any nature whatsoever by the Limited Partners or such General Partner(s), and each such former General Partner will thereupon cease to be a Partner, and the then Senior Limited Partners, upon compliance with Section 7.05(b), will automatically be deemed to have become General Partners immediately prior to such automatic removal without any further action of any nature whatsoever by the Limited Partners or the former General Partner(s). All rights and interests of such Senior Limited Partners as Limited Partners of the Partnership will continue in effect without change even though such Senior Limited Partners will also be General Partners.

               (d) Within 30 days after the admission of a General Partner pursuant to this Section 7.05, the General Partner will cause the Certificate of Limited Partnership of the Partnership to be amended in accordance with Section 17-202 of the Delaware Act.

               7.06. Withdrawal of a Limited or General Partner. (a) A Limited Partner may not withdraw from the Partnership without the consent of the General Partner, which may be withheld for any reason whatsoever or for no reason.

               (b) A General Partner may withdraw from the Partnership as of the end of any fiscal year by delivery to each of the Limited Partners of written notice of such withdrawal not less than 50 days before the effective date thereof.

               (c) The withdrawal of any Partner will be a Final Event with respect to such Partner, within the meaning of Section 7.07.

               7.07. Final Events with Respect to a Partner. Upon the occurrence of a Final Event with respect to any Partner, such Partner thereupon will cease to be a Partner and no Successor in Interest to any such Partner will, for any purpose hereof, become or be deemed to become a Partner. The sole right, as against the Partnership and the remaining Partners, acquired hereunder by, or resulting hereunder to, a Successor in Interest to any Partner will be to receive any distributions and allocations pursuant to Articles VI and VIII (subject to any purchase by the General Partner or the Partnership of the interest of such former Partner pursuant to Section 7.02(c) or 7.02(d) or certain securities distributed to such former Partner or his Successor in Interest pursuant to Section 6.05(f)) to the extent, at the time, in the manner and in the amount otherwise payable to such Partner had such Final Event not occurred, and no other right will be acquired hereunder by, or will result hereunder to, a Successor in Interest to such Partner, whether by operation of law or otherwise. Until distribution of any such Partner's interest in the Partnership upon the dissolution of the Partnership as provided in Article VIII, neither his Capital Account nor any part thereof will be subject to withdrawal or redemption without the consent of the General Partner. The Partnership will be entitled to treat any Successor in Interest to such Partner as the only Person entitled to receive distributions and allocations hereunder with respect to such Partner's interest in the Partnership.

               7.08. Continuation of Partnership. If a Final Event occurs with respect to one or more Limited Partners, no dissolution or termination of the Partnership will be effected thereby, and the remaining Partners will continue the Partnership and its business until the dissolution or termination thereof as provided herein. If a Final Event occurs with respect to a General Partner and there is no other General Partner in the Partnership, the Partnership will terminate and will be dissolved by the Limited Partners in accordance with
Article VIII, unless, within 30 days after the occurrence of any such Final Event, (i) all the Limited Partners elect to continue the business of the Partnership, and (ii) all the obligations of the General Partner hereunder are assumed by a successor General Partner approved in writing by such Limited Partners, in which case the Partnership will not be dissolved but will continue.

               7.09. Removal of General Partner. At any time, the Partners may, by the action of Limited Partners having a 66-2/3% interest in the Partnership (based upon Limited Partnership Percentages), remove the General Partner, which thereupon will cease to be a Partner, provided that, prior to such removal, Limited Partners having a 66-2/3% interest in the Partnership (based upon Limited Partnership Percentages) shall have designated a new General Partner. The sole right, as against the Partnership and the remaining Partners, of a General Partner removed pursuant to this Section 7.09 or pursuant to
Section 7.05(c) will be to receive any distributions and allocations pursuant to Articles VI and VIII, to the extent, in the manner and in the amount otherwise payable to it had it not been so removed, and no other rights will be acquired hereunder by, or will result hereunder to, such removed General Partner, whether by operation of law or otherwise. The Partnership will be entitled to treat such removed Partner as the only person entitled to receive distributions and allocations hereunder with respect to such General Partner's interest in the Partnership. Until distribution of such removed General Partner's interest in the Partnership upon the dissolution of the Partnership as provided in Article VIII, neither its Capital Account nor any part thereof will be subject to withdrawal or redemption.

               7.10. Compliance with Law. Notwithstanding any provision hereof to the contrary, no sale or other disposition of an interest in the Partnership may be made except in compliance with all Federal, state and other applicable laws, including Federal and state securities laws.


                                  ARTICLE VIII

                 Winding-Up and Dissolution of the Partnership

               8.01. Winding-Up and Dissolution. (a) The General Partner will dissolve the Partnership as soon as practicable following the exercise of the Option in full.

               (b) The General Partner may in its sole discretion dissolve the Partnership effective as of the end of any fiscal year by written notice delivered to the Limited Partners not less than 30 days before the end of such fiscal year.

               (c) When the Partnership is dissolved, whether by expiration of its full term (subject to any extension as provided in Section 2.02) or otherwise, the business and property of the Partnership will be wound up and liquidated by the General Partner or, in the event of the unavailability of the General Partner, such Limited Partners or other Persons as may be named by Limited Partners having a majority interest in the Partnership (based upon Limited Partnership Percentages).

               (d) Within 60 days after the effective date of dissolution of the Partnership, the Partnership's assets (except, in the case of clause (iii) below, for amounts reserved pursuant to Section 8.02) will be distributed in the following manner and order:

               (i) first, all debts and liabilities to creditors of the Partnership who are not Partners will be paid and discharged or provision therefor will be made (through reserve accounts or otherwise);

              (ii) second, the claims of all creditors of the Partnership who are Partners will be paid and discharged or provision therefor will be made (through reserve accounts or otherwise); and

             (iii) third, the remaining assets of the Partnership will be paid to the Partners in cash or Investments pro rata in accordance with the Partners' Capital Accounts. Investments divisible only into shares or other units will be distributed pro rata to the extent practicable; leftover shares will be sold and the cash distributed unless reserved in accordance with Section 8.02.

               8.02. Amounts Reserved. (a) If, in the judgment of the General Partner (or of any other appropriate party selected pursuant to Section 8.01(c)), any Investment cannot be sold, or properly distributed in kind in the case of dissolution, without sacrificing a significant portion of the value thereof, the value of a Partner's interest in each such investment may be excluded from the amount distributed to such Partner pursuant to Section 8.01(d)(iii). Any Partner's interest, including his pro rata interest in any gains, losses or distributions, in any Investment so excluded will not be paid or distributed until such time as the General Partner (or any other appropriate party selected pursuant to Section 8.01(c)) determines.

               (b) If there is any pending transaction or claim by or against the Partnership as to which the interest or obligation of any Partner therein cannot, in the judgment of the General Partner (or any other appropriate party selected pursuant to Section 8.01(c)), be then ascertained, the value thereof or probable loss therefrom may be deducted from the amount distributable to such Partner pursuant to Section

8.01(d)(iii). No amount will be paid or charged to any such Partner on account of any such transaction or claim until its final settlement or such earlier time as the General Partner (or any other appropriate party selected pursuant to Section 8.01(c)) shall determine. The Partnership may retain from other sums due such Partner an amount which the General Partner (or any other appropriate party selected pursuant to Section 8.01(c)) estimates to be sufficient to cover the share of such Partner in any probable loss or liability on account of such transaction or claim.

               (c) Upon determination by the General Partner (or any other appropriate party selected pursuant to Section 8.01(c)) that circumstances no longer require the retention of sums as provided in Section 8.02(a), the General Partner (or any other appropriate party selected pursuant to Section 8.01(c)) will, at the earliest practicable time, pay such sums to each Partner from whom such sums have been withheld.

                                   ARTICLE IX

                              Reports to Partners

               9.01. Books of Account. Appropriate books of account will be kept, on a cash basis, at the principal place of business of the Partnership, and each Partner will have access to all books, records and accounts and the right to make copies thereof under such conditions and restrictions as the General Partner may reasonably prescribe.

               9.02. Audit and Report. (a) The books and records of the Partnership will be audited and reported on as of the end of each fiscal year by accountants selected by the General Partner. Within 60 days after the end of each fiscal year, the Partnership will cause to be mailed to each Partner a written report, which shall include:

               (i) a statement prepared by the Partnership setting forth such Partner's Capital Account and the amount of such Partner's allocable share of the Partnership's items of income and deduction, capital gain and loss or credit for such year, in sufficient detail to enable him to prepare his Federal, state and other tax returns; and

              (ii) a balance sheet and a statement of income and expense of the Partnership for such fiscal year.

               (b) Promptly after becoming available, the Partnership will cause to be mailed to each Limited Partner a copy of the Partnership's Federal, state and local income tax returns for each year.

               (c) The General Partner also will cause to be delivered to each Limited Partner such other information as such Limited Partner may reasonably request for the purpose of enabling him to comply with any reporting or filing requirements imposed by any governmental agency or authority pursuant to any statute, rule, regulation or otherwise.

               9.03. Fiscal Year. The fiscal year of the Partnership will end on December 31 of each calendar year unless otherwise determined by the General Partner.

                                   ARTICLE X

                                 Miscellaneous

               10.01. Governing Law. The terms of this Agreement and all rights and obligations of the Partners hereunder will be governed by the laws of the State of Delaware.

               10.02. Understanding of Limited Partners. Each Limited Partner hereby acknowledges and agrees that he has read, understands, and is bound by each and every provision of this Agreement, and that the General Partner's right to exercise discretionary power granted under this Agreement will not be subject to challenge by any Limited Partner or any other Person. Without limiting the foregoing, the General Partner will have the sole discretion to determine (a) whether or not to exercise the Option in whole or in[K2/34]part[K2/34]at any time after it becomes exercisable and (b) whether or not to dissolve the Partnership pursuant to Section 8.01(b). In making such determinations, the General Partner need not [K2/34]consider the needs or desires of the Limited Partners.

               10.03. Indemnification and Related Matters. The General Partner will not be liable to any Partner for any action taken or not taken by it or for any action taken or not taken by any other Partner or other person with respect to the Partnership. Without limiting the foregoing, if the General Partner has obtained the consent of Limited Partners having a majority interest in the Partnership (based on Limited Partnership Percentages) to any action taken or not taken by the General Partner, the General Partner will be conclusively presumed to have taken such action or not taken such action in good faith and in conformity with its fiduciary obligations to the Partnership and the Limited Partners. No negative inference may be drawn from the failure of the General Partner to obtain such consent in any instance. The Partnership will indemnify the General Partner and each of its officers and directors against any losses, claims, damages or liabilities, or threats thereof (including legal or other expenses reasonably incurred in investigating or defending against any such loss, claim, damages or liability, or threats thereof), joint or several, to which it may become subject by reason of its being the General Partner. Notwithstanding the above, the General Partner shall not be exculpated or exonerated from liability, and the General Partner and each of its officers and directors shall not be indemnified against loss, for violations of Federal or state securities laws, or for any other intentional or criminal wrongdoing. Limited Partners will not be personally obligated with respect to indemnification pursuant to this Section 10.03.

               10.04. Notice. All notices hereunder must be in writing and will be deemed to have been duly given when personally delivered or mailed by registered or certified mail, return receipt requested, to the Partnership, at 1285 Avenue of the Americas, New York, New York 10019, Attention of PaineWebber Partners Inc., or such other address or addresses as to which the Partners will have been given notice, and to the Partners at the addresses as to which the Partnership has been given notice.

               10.05. Counterparts. This Agreement may be executed in any number of counterparts, all of which together will constitute a single instrument. It will not be necessary for any counterpart to be signed by all the parties as long as all counterparts signed by each Limited Partner also are signed by the General Partner.

               10.06. Completeness and Amendments. This Agreement sets forth the entire understanding of all the parties. The provisions of this Agreement cannot be amended except by an instrument in writing executed by the General Partner and Limited Partners having a majority in interest of the Partnership (based upon Limited Partnership Percentages), except that any provision of this Agreement requiring action by more than a majority in interest of Limited Partners may not be amended except by an instrument in writing executed by Limited Partners having the percentage in interest of the Partnership required by such provision.

               10.07. Power of Attorney. The Limited Partners hereby appoint the Person who from time to time shall be a General Partner, including without limitation a successor General Partner pursuant to Section 7.05(c), as their true and lawful representative and attorney-in-fact, in their name, place and stead to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required by this Agreement (including without limitation Section 7.05(d)) or by the laws of the United States of America, the State of Delaware or any other state in which the Partnership shall determine to do business, or any other political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Partnership. The General Partner, as representative and attorney-in-fact, however, will not have any rights, powers or authority to amend or modify this Agreement when acting in such capacity except as expressly provided herein. Such power of attorney is coupled with an interest and will continue in full force and effect notwithstanding the subsequent occurrence of a Final Event with respect to any Limited Partner.

               IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the date first above written.

Address of General Partner:                      GENERAL PARTNER:

1285 Avenue of the Americas                      PAINEWEBBER PARTNERS INC.
New York, New York  10019


                                                 By:
                                                     ---------------------
                                                     Authorized Officer


Name and Business Address:                       LIMITED PARTNERS:


                                                     ---------------------


                                                     [LIMITED PARTNER]


                                                     By
                                                       -------------------

THE LIMITED PARTNERSHIP INTERESTS EVIDENCED BY THIS
PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAW AND
MUST BE HELD INDEFINITELY UNLESS SOLD IN COMPLIANCE WITH ALL
APPLICABLE SECURITIES LAWS.